As filed with the Securities and Exchange Commission on March 12, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CADRENAL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	88-0860746
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

822 A1A North, Suite 306

Ponte Vedra, Florida 32082

(Address of Principal Executive Offices and Zip Code)

CADRENAL THERAPEUTICS, INC. 2022 SUCCSESOR EQUITY INCENTIVE PLAN

CADRENAL THERAPEUTICS, INC. 2022 EQUITY INCENTIVE PLAN

(Full title of the plans)

Quang Pham
Chief Executive Officer
Cadrenal Therapeutics, Inc.
822 A1A North, Suite 306

Ponte Vedra, Florida 32082
(904) 300-0701

(Name, address, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Leslie Marlow, Esq.

Blank Rome LLP

1271 Avenue of the Americas

New York, New York 10020

(212) 885-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☒	Smaller Reporting Company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INTRODUCTION

Pursuant to General Instruction E of Form S-8, Cadrenal Therapeutics, Inc. (the “Registrant” or the “Company”), is filing this Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering an additional 694,550 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), that may be issued pursuant to the Registrant’s 2022 Successor Equity Incentive Plan (the “2022 Plan”) pursuant to an “evergreen” provision contained therein, as follows: on January 1, 2024, the maximum number of shares available for issuance under the 2022 Plan was increased by 694,550 shares to 2,604,550 shares, which is equal to 20% of 13,022,754, the total number of shares of Common Stock outstanding on December 31, 2023. These additional shares of Common Stock are securities of the same class as other securities for which a registration statement on Form S-8 has been previously filed with the Securities and Exchange Commission (the “Commission”), which is described below. As disclosed above, these additional shares of Common Stock have become reserved for issuance as a result of the operation of the “evergreen” provision in the Plan, which provides that the total number of shares subject to the Plan will be increased each year on January 1; provided, however that the Registrant’s Board of Directors may act prior to January 1 of a given calendar year to provide that the increase for such year will be a lesser number of shares of Common Stock.

The Registrant’s Registration Statement on Form S-8 (Registration No. 333- 269372) was filed with the Commission on January 24, 2023 (the “2023 Registration Statement”), pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 3,010,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable to employees, officers, directors, consultants and advisors of the Company under the 2022 Plan and the Registrant’s 2022 Equity Incentive Plan, as amended and restated, is incorporated into this Registration Statement by reference.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit	Description
3.1	Amended and Restated Certificate of Incorporation of Cadrenal Therapeutics, Inc. (Incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form S-1, filed on December 6, 2022, File No. 333-267562)
3.2	Amended and Restated Bylaws of Cadrenal Therapeutics, Inc. (Incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form S-1, filed on December 6, 2022, File No. 333-267562)
5.1*	Opinion of Blank Rome LLP
23.1*	Consent of WithumSmith + Brown, PC, Independent Registered Public Accounting Firm
23.2*	Consent of Blank Rome LLP (contained in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page hereto)
99.1	Cadrenal Therapeutics, Inc. 2022 Equity Incentive Plan and form of Incentive Stock Option Agreement, Non-Qualified Stock Option Agreement for Officers and Other Employees, Non-Qualified Stock Option Agreement for Directors and Consultants, Restricted Stock Agreement, and Restricted Stock Unit Agreement (Incorporated by reference to Exhibit 10.1 to the registrant’s Registration Statement on Form S-1, filed on September 22, 2022, File No. 333-267562)
99.2	Cadrenal Therapeutics, Inc. 2022 Amended and Restated Equity Incentive Plan (Incorporated by reference to Exhibit 10.14 to the registrant’s Registration Statement on Form S-1/A, filed on October 17, 2022, File No. 333-267562)
99.3	Form of Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the 2022 Amended and Restated Equity Incentive Plan (Incorporated by reference to Exhibit 10.15 to the registrant’s Registration Statement on Form S-1/A, filed on October 17, 2022, File No. 333-267562)
99.4	Cadrenal Therapeutics, Inc. 2022 Successor Equity Incentive Plan (Incorporated by reference to Exhibit 10.16 to the registrant’s Registration Statement on Form S-1/A, filed on October 17, 2022, File No. 333-267562)
99.5	Form of Stock Option Grant Notice and Stock Option Agreement and Notice of Exercise under the 2022 Successor Equity Incentive Plan (Incorporated by reference to Exhibit 10.17 to the registrant’s Registration Statement on Form S-1/A, filed on October 17, 2022, File No. 333-267562)
99.6	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the 2022 Successor Equity Incentive Plan (Incorporated by reference to Exhibit 10.18 to the registrant’s Registration Statement on Form S-1/A, filed on October 17, 2022, File No. 333-267562)
107*	Filing Fee Table

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ponte Vedra, State of Florida, on this 12th day of March, 2024.

CADRENAL THERAPEUTICS, INC.

By:	/s/ Quang Pham
Quang Pham
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Quang Pham and Matthew Szot his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Cadrenal Therapeutics, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

***

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Quang Pham Quang Pham	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 12, 2024

/s/ Matthew Szot Matthew Szot	Chief Financial Officer (Principal Accounting and Financial Officer)	March 12, 2024

/s/ John R. Murphy John R. Murphy	Director	March 12, 2024

/s/ Steven Zelenkofske Steven Zelenkofske	Director	March 12, 2024

/s/ Glynn Wilson Glynn Wilson	Director	March 12, 2024
/s/ Robert Lisicki	Director	March 12, 2024

 Robert Lisicki

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